EXHIBIT 10.6

SNYDER’S-LANCE, INC.
2016 Key Employee Incentive Plan
Performance Restricted Stock Units Award Agreement
(2017 Enterprise Incentive Plan)

Granted To	Award Date	Number of Units	Vesting Amounts and Dates
PARTICIPANT NAME	XX/XX/XXXX	NUMBER OF AWARDS GRANTED	(See Exhibit A)
Fair Market Value Per Unit:
$$.$$

This Performance Restricted Stock Units Award Agreement (the “Agreement”) is made between Snyder’s-Lance, Inc., a North Carolina corporation (the "Company"), and you, an employee of the Company or one of its subsidiaries.

The Company sponsors the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan (the "Incentive Plan"). A Prospectus describing the Incentive Plan may be obtained by contacting the Equity Compensation Manager or viewed on Fidelity’s website by logging into netbenefits.fidelity.com. The Incentive Plan is available upon request and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Incentive Plan shall have the meanings given to them in the Incentive Plan, as modified herein (if applicable).

The Company recognizes the value of your contribution to the Company and has awarded you Performance Restricted Stock Units under the Incentive Plan.

Now, therefore, you and the Company mutually covenant and agree as follows:

1.
Subject to the terms and conditions of the Incentive Plan and this Agreement, the Company awards to you the number of Performance Restricted Stock Units stated above (the "Units"). Each of the Units represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Incentive Plan. The Units shall be credited to a separate account maintained for you on the books and records of the Company (the "Account"). All amounts credited to your Account in the form of Units shall continue for all purposes to be part of the general assets of the Company. By accepting this Agreement, you acknowledge having read the Prospectus and agree to be bound by all the terms and conditions of the Incentive Plan, this Agreement and the Snyder’s-Lance, Inc. 2017 Enterprise Incentive Plan (the “Plan”).

2.
The Units shall vest to you as specified in Exhibit A and in the event of a Change in Control as defined in the Plan. Vested Units shall be delivered to you in the form of shares of Common Stock as soon as practicable following the date of vesting, as specified in the Exhibit A and the Plan.

In that regard, you agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and tax withholding:

(a)
Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), you acknowledges that the ultimate liability for all Tax-Related Items owed by you is and remains your responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award or the subsequent sale of shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

(b)
Prior to the vesting of the Award, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all minimum withholding obligations of the Company. In this regard, you authorize the Company to withhold all applicable minimum Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company or from proceeds of the sale of the shares you may acquire in connection with this Award. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of shares that you acquire to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold shares otherwise deliverable upon vesting, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount (to the extent necessary to comply with applicable tax laws or generally applicable accounting principles). Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of your participation in the Incentive Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares upon vesting if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section 2. While the Units are held by the Company and until such time as the Units are settled under this Agreement, you shall not have the right to sell, transfer, assign, pledge or otherwise dispose of the Units or any interest therein.

3.
You shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Units unless and until the Units vest and are settled by the issuance of such shares of Common Stock. Upon and following the settlement of the Units, you shall be the record owner of the shares of Common Stock underlying the Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

4.
Notwithstanding Section 3, in the event of a dividend distribution by the Company on or after the Award Date stated above but before the settlement of the Units, you shall be granted additional Performance Restricted Stock Units on the payment date of the dividend, as follow:

(a)
If additional Performance Restricted Stock Units are granted as a result of a stock dividend, the number of additional Performance Restricted Stock Units to be granted to you under this Section 4 shall be equal to the number of shares you would have received as a result of such stock dividend if one share of Common Stock had been issued for each Performance Restricted Stock Unit granted to you under this Agreement.

(b)
If additional Performance Restricted Stock Units are granted as a result of a cash dividend, the number of additional Performance Restricted Stock Units to be granted to you under this Section 4 shall be equal to the Dollar amount you would have received as a result of such cash dividend if one share of Common Stock had been issued for each Performance Restricted Stock Unit granted to you under this Agreement, divided by the closing price of the Common Stock on the payment date of the dividend, with the results rounded to the nearest whole share.

Any additional Performance Restricted Stock Units to be granted to you in connection with a dividend distribution by the Company shall be subject to the same restrictions and other terms and conditions that apply to the other Performance Restricted Stock Units.

5.
The existence of this Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.
Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intra-office mail, by email, by fax or by mail, postage prepaid, to such address and directed to such person(s) as the Company may notify you from time to time; and to you, at your address as shown on the records of the Company from time to time, or at such other address as you, by notice to the Company, may designate in writing from time to time.

IN WITNESS WHEREOF, the Company has caused this Performance Restricted Stock Unit Award Agreement to be executed by its duly authorized officer, and you, the Grantee, have accepted this Award and agreed to the terms and conditions of this Performance Restricted Stock Unit Award Agreement by your acceptance on the Fidelity Online Website, all effective as of the Award Date stated above.

SNYDER’S-LANCE, INC.
By
Executive Vice President and Chief Financial Officer

EXHIBIT A

Performance Stock Units
Vesting Schedule

The Performance Period commences as of August 31, 2017 as ends as of December 31, 2020. After the performance level is established, the Award will be paid as follows: prior to the end of the first (1st) quarter of Fiscal Year 2021, fifty percent (50%) of the Units will vest (“Initial Vesting”) with the remaining fifty percent (50%) of the Units vesting on the one(1) year anniversary of the Initial Vesting. Restricted Stock Units (and any additional credit relating to dividend distribution made by the Company) will be settled in shares of the Company.